Exhibit 99.1

Disc Medicine Announces Multiple Presentations Across Portfolio at the 65th American Society of

Hematology Annual Meeting and Key Program Updates

•	Completion of enrollment for phase 2 BEACON and AURORA studies of bitopertin in erythropoietic protoporphyria (EPP)

•

Oral presentation at ASH meeting of updated interim data from BEACON, including a preliminary analysis of the precedented pivotal endpoint, cumulative time in sunlight over 6 months on days without pain

•	Company will present preliminary data on pharmacodynamic activity from initial cohorts of phase 1b study of DISC-0974 in myelofibrosis (MF) patients with anemia, including changes in hemoglobin

•	Management will host a conference call on December 11th at 9:30 pm ET / 6:30 pm PT

WATERTOWN, Mass. (November 2, 2023) – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today announced several key updates and that it will present data from multiple programs in its hematology portfolio at the upcoming 65th American Society of Hematology (ASH) Annual Meeting and Exposition, which will be held in San Diego, CA on December 9-12, 2023.

“We look forward to presenting updated interim data from all patients enrolled in the BEACON study at the upcoming ASH meeting, as well as preliminary clinical data from initial cohorts of both DISC-0974 anemia studies.” said John Quisel, J.D., Ph.D., President and Chief Executive Officer of Disc. “In addition, we’re pleased to announce the full enrollment of both the BEACON and AURORA studies of bitopertin in patients with EPP. We were able to enroll both trials in under a year, and I want to express my gratitude to our team, collaborators and the EPP community for helping us reach this important milestone.”

Key Program Updates:

Bitopertin

•	Enrollment for phase 2 BEACON (n=22 adults) and AURORA (n=75 adults) studies of bitopertin in EPP is complete; BEACON has been expanded to enroll adolescents (age 12-18)

•	Interim analyses of the BEACON trial (July 5, 2023 data cutoff) demonstrated significant and consistent improvements in light tolerance across patients:

•	Observed magnitude of effects were comparable to previously reported improvements in sunlight tolerance

•

An initial sub-group analysis indicated that greater suppression of protoporphyrin IX (PPIX) was associated with increased maximal weekly sunlight tolerance: >10 hours of improvement on average in patients with a mean maximal PPIX reduction >30% (n=11) and >4 hours of improvement on average in patients with mean maximal PPIX reduction <30% (n=4)

•	Updated BEACON data from all adult patients and with longer duration of therapy will be presented as an oral presentation at ASH, including:

•	Measures of PPIX, photosensitivity, QOL, safety and tolerability

•	Preliminary analysis of the precedented pivotal endpoint, cumulative time in light over 6 months on days without pain

•	Topline AURORA data is expected to be presented in early 2024

DISC-0974

•	Dose escalation is ongoing for both phase 1b/2 studies of DISC-0974 in MF and anemia, and non-dialysis dependent chronic kidney disease (NDD-CKD)

•	Initial data from the phase 1b/2 study of DISC-0974 in patients with MF and anemia will be presented at ASH

•	Data from 10-20 patients in the dose-escalation phase

•	Safety and changes in hepcidin, iron, and hemoglobin levels

•	Data from the 28 mg dose cohort of the phase 1b/2 study in NDD-CKD patients with anemia will be presented as part of the management call

Bitopertin and DISC-0974 are investigational agents and are not approved for use as therapies in any jurisdiction worldwide.

Details of Presentations and Abstracts

The full abstracts are now available through the ASH conference website.

Abstract Number: 923

Title: Interim Analyses from the BEACON Trial: A Phase 2, Randomized, Open-Label Trial of Bitopertin in Erythropoietic Protoporphyria

Date / Time: Monday, December 11, 5:30 PM PT

Session: 102. Iron Homeostasis and Biology: Exploring Molecular Mechanisms and Therapeutic Options in Iron Homeostasis (Oral Presentation) Presenter: Gayle Ross, M.D.

Abstract Number: 4564

Title: A Phase 1b Trial of DISC-0974, an Anti-Hemojuvelin Antibody, in Patients with Myelofibrosis and Anemia

Date / Time: Monday, December 11, 6:00-8:00 PM PT

Session: 634. Myeloproliferative Syndromes: Clinical and Epidemiological: Poster III

Presenter: William Savage, M.D., Ph.D.

Other abstracts available on the ASH conference website:

Abstract Number: 5224 (Online abstract only)

Title: Anti-Hemojuvelin Monoclonal Antibody DISC-0974 Elicits a Durable and Consistent Response with Repeated Dosing in Cynomolgus Monkeys

Abstract Number: 5236 (Online abstract only)

Title: A Phase 1b Double-Blind, Placebo-Controlled Study of DISC-0974, an Anti-Hemojuvelin Antibody, in Patients with Non-Dialysis Dependent Chronic Kidney Disease and Anemia

Abstract Number: 5228 (Online abstract only)

Title: Application of a Validated Method for Quantifying Circulating Protoporphyrin IX to the Beacon Trial of Bitopertin in Erythropoietic Protoporphyria

Webcast Conference Call Information

Management will host a call on Monday, December 11th at 9:30 pm ET / 6:30 pm PT to review data and operational plans. Please register for management’s webcast on the Events and Presentations page of Disc’s website (https://ir.discmedicine.com/).

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Disc’s expectations with respect to its AURORA Phase 2 and BEACON Phase 2 clinical studies of bitopertin and the results thereof, and its Phase 1b/2 study of bitopertin in Diamond-Blackfan Anemia, its Phase 1b/2 clinical studies of DISC-0974 in patients with MF and NDD-CKD patients with anemia, projected timelines for the initiation and completion of its clinical trials, anticipated timing of release of data, and other clinical activities; and Disc’s business plans and objectives. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; that enrollment timelines of both the BEACON and AURORA studies may not necessarily be predictive of future enrollment timelines; the timing of initiation of Disc’s planned clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and other documents filed by Disc from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

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